EXHIBIT 99.1
                                  ------------




         The following financial footnotes were taken from Commodore Applied Technologies, Inc. restated June 30, 2005 2nd Quarter earnings on form 10Q/A

        Note B - Restatement of Financial Statements

         The Company's previously issued condensed consolidated financial statements as of and for the three and six months ended June 30, 2005, have been restated to record the accounting of the embedded conversion option of the Convertible Secured Note and the Series I Convertible Preferred Stock, entered into on April 11, 2005, as embedded derivatives with an increase to current liabilities. As a result of this restatement the Company recorded $8,651,000 of additional current liability related to the fair value of the embedded derivatives for the conversion features of the note and the preferred stock, and an additional expense of $8,651,000 recorded as loss for the derivative valuation for the three and six months ended June 30, 2005.

         The  following   table   summarizes  the  effect  of  the   restatement
reclassification adjustments on the financial statements as of and for the three and six months ended June 30, 2005 (in thousands).


                                                   Three Months Ended                Six Months Ended
                                             -------------------------------- -------------------------------
                                                June 30,        June 30,         June 30,        June 30,
                                                  2005            2005             2005            2005
                                               (Restated)      (Previously      (Restated)     (Previously
                                                                Reported)                       Reported)
                                             --------------- ---------------- --------------- ---------------
Contract revenues                                $  2,733        $   2,733      $    4,359       $   4,359

Total costs and expenses                            3,038            3,038           4,993           4,993

LOSS FROM OPERATIONS                                 (305)            (305)           (634)           (634)

Other expense:
  Interest expense                                   (202)            (202)           (350)           (350)
  Net loss on embedded derivative liability        (8,651)              --          (8,651)              --
                                             ------------- ---------------- --------------- ---------------
NET LOSS                                       $   (9,158)       $    (507)     $   (9,653)      $    (984)


                                                        Six Months Ended
                                                           June 30, 2005
                                                  (Restated)        (Previously
                                                                     Reported)
                                                ------------- ----------------
    Total current liabilities                       $ 15,100           $ 6,702
    Total liabilities                                 20,196            11,545
    Accumulated deficit                              (86,211)          (77,560)
    Total stockholders' deficit                      (17,622)           (8,708)

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


         The fair value of the conversion features was calculated as of June 30, 2005 using the Black Scholes Pricing Model, with the following inputs: dividend yield = 0, volatility = 236%, useful life (years) = 3.79, risk free interest rate = 3.72%.

Note H  - Derivative Liability Expense

         On April 11, 2005, Applied, through the issuance of the Series I Preferred and the Amended and Restated Shaar Note, recorded an embedded derivative liability due to the conversion feature of these financial instruments pursuant to EITF 00-19. Applied recorded a loss of ($8,651,000) and ($8,651,000) of non-cash income (expense) for the three and six month periods ended June 30, 2005, respectively. The fair value of the embedded derivatives consisting of conversion features included in a note payable and in the Series I Convertible Preferred Stock is calculated as of the reporting date using the Black-Scholes options pricing model. See Note B.


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